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                                                                    EXHIBIT 99.1

                           CONFERENCE CALL TRANSCRIPT

 QLGC - QLOGIC ANNOUNCES DEFINITIVE AGREEMENT TO SELL HARD DISK DRIVE CONTROLLER
               AND TAPE DRIVE CONTROLLER BUSINESS FOR $225 MILLION

                  EVENT DATE/TIME: AUGUST 29. 2005 / 3:00PM PT

CORPORATE PARTICIPANTS

 TONY MASSETTI
 QLogic Corporation - SVP and CFO

 H.K. DESAI
 QLogic Corporation - CEO and President

CONFERENCE CALL PARTICIPANTS

 HARSH KUMAR
 Morgan Keegan - Analyst

 ANDY MCCULLOUGH
 Credit Suisse First Boston - Analyst

 AARON RAKERS
 A.G. Edwards - Analyst

 PAUL MANSKY
 Citigroup Smith Barney - Analyst

 DAN RENOUARD
 Robert W. Baird - Analyst

 KAUSHIK ROY
 Susquehanna Financial Corp. - Analyst

 HENRY NAAH
 Lehman Brothers - Analyst

 CLAY SUMNER
 Friedman, Billings, Ramsey - Analyst

 GLENN HANUS
 Needham & Company - Analyst

 BRENT BRACELIN
 Pacific Crest Securities - Analyst

 DOUG WHITMAN
 Whitman Capital - Analyst

 STEVE BERG
 Punk Ziegel & Company - Analyst

 MINH DO
 Altier Capital Management - Analyst

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PRESENTATION

OPERATOR

Good day and welcome to the QLogic Corporation conference call. Today's call is being recorded. At this time for opening remarks and introductions, I will turn the conference over to Mr. Tony Massetti, Senior Vice President and Chief Financial Officer. Please go ahead, sir.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Thank you, operator. Good afternoon, and welcome to QLogic's conference call. I'm Tony Massetti, Senior Vice President and Chief Financial Officer and with me is H.K. Desai, CEO and President.

By now all of you should have seen our press release announcing a definitive agreement to sell our hard disk drive controller and tape drive controller business. In reviewing how this transaction will impact our operating model, some of the comments today will include forward-looking statements regarding future events and / or projections of the financial performance of the Company based on our current expectations.

These comments contain significant risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. We refer you to the documents that QLogic files with the SEC, specifically our most recent Forms 10-K and 10-Qs. These documents identify important risk factors that could cause our actual results to differ materially from expectations. We do not intend to update any of the information contained in any forward-looking statements that we make today.

Today's conference call is being webcast and a replay will be available for 12 months on the QLogic website at www.QLogic.com under Investor Relations. An audio replay will be available through September 12th by calling 719-457-0820, passcode 4049282. Please be aware that if you decide to ask a question it will be included in both our live transmission as well as any future use of the recording. Copyright law and international treaties protect this conference call report. Unauthorized reproduction or distribution of this report or any portion of it may result in civil and criminal penalties. Any recording or other use or transmission of the text or audio for today's call is not allowed without the express written permission of QLogic.

Now I will turn the call over to H.K. Desai, our CEO and President. H.K.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Thanks, Tony. Good afternoon and thank you for joining us today on this call. Earlier today, we entered into a definitive asset sales agreement to divest our hard disk drive controller and tape drive controller business. Under the terms of the definitive agreement, Marvell Technology Group will purchase the business for $225 million, a combination of 80% cash and 20% common stock. The transaction is expected to close within 60 days following the satisfactory completion of regulatory requirements and other customary closing conditions.

The hard disk drive controller and tape drive controller business has been a valuable asset to QLogic for more than 15 years. Revenue and profit generated by this business provided an investment base we required to successfully enter and establish our market leading positions on the SAN infrastructure component business. However, going forward, the hard disk drive controller market, specifically the cost and read channel IP necessary to remain competitive, is not aligned with our strategic direction.

We believe that this sale to a company whose strategic excellence is clearly established in the semiconductor market and has leading edge read channel technology will result in a positive change for our shareholders, our employees and our customers. This action also allows to us focus on expanding our existing SAN infrastructure business and enter adjacent and new, higher-growth markets.

Based on industry analyst data, I would like to share with you the anticipated market revenue growth rates for key SAN infrastructure components. The current 2004 through 2008 market revenue CAGR for host bus adapters, inclusive of Fibre Channel HBAs, iSCSI HBAs and blade server mezzanine cards, is expected to grow approximately 20%. Fibre Channel blade switches are expected to grow in excess of 80%. Entry-level Fibre Channel switches are anticipated to grow at approximately 90%. 16 through 48 port Fibre Channel switches are anticipated to decline slightly due to penetration from blade server and entry-level switches. We have a small market share in this segment and anticipate that we will outperform the market.

We have been developing new products for adjacent markets. These markets will offer additional growth opportunities for QLogic. The expected CAGR for two of these markets are as follows. The iSCSI to Fibre Channel bridge market is anticipated to grow in excess of 25%. The virtualization switch platform, while starting from a small base, should grow at approximately 200%.

Given the market growth rates above, the combined CAGR for the SAN infrastructure component market that I just described will be approximately 20 to 25%.

The calendar year 2005 TAM for this market is approximately $2 billion and is expected to reach $3.6 billion in 2008. Given our leadership in the SAN infrastructure market, we are well positioned to continue to successfully invest in the high-growth, high-margin existing and adjacent markets.

As announced in press release earlier today, our Board of Directors has approved a stock buy back program authorizing QLogic to repurchase up to $350 million of common stock over the next two years.

In summary, this action will provide long-term career opportunities for our engineering team who has more than 15 years experience in designing hard disk drive and tape drive controllers, a long-term road map for our customers with a high level of integration and most importantly, we believe this will result in better shareholder value for investors as the proceeds from this transaction, combined with our strong cash position, will be utilized for stock repurchase and to invest in new markets.

I would now like to turn the call back over to Tony Massetti to discuss how we anticipate this transaction will change our operating model. Tony.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Thank you, H.K. Earlier today we entered into a definitive asset sale agreement to divest our hard disk drive controller and tape drive controller business. I now want to discuss our expectations for how our operating model will change after this transaction closes.

The hard disk drive controller and tape drive controller business represents approximately 25% of the Company's consolidated revenue. The fiscal year 2003 to 2005 revenue growth rate for our remaining businesses was greater when adjusted for the sale. As H.K. just discussed, the SAN infrastructure component market revenue is projected by industry analysts to grow annually in the range of 20% to 25% from calendar year 2004 to 2008.

In the short term, we expect our operating model will change after we divest the hard disk drive and tape drive controller business. We anticipate our near-term gross margin will improve slightly. Consistent with our previous guidance, we expect our gross margin in the next 12 to 18 months to be over 65% depending on product mix. We anticipate our operating expenses as a percentage of revenue will increase slightly in the near term.

In fiscal year 2005, we reported non-GAAP engineering expense of 15.7% of revenue, consistent with our targeted range of 15% to 18%. Going forward, we expect engineering expense will range from 16% to 19% of revenue.

In fiscal year 2005, we reported sales and marketing expense of 10.4% of revenue, consistent with our targeted range of 9% to 12%. Going forward, we expect sales and marketing expense to range from 11% to 14% of revenue.

In fiscal year 2005, we reported G&A expense of 3% of revenue, consistent with our target. Going forward, we expect G&A expense to range from 3% to 4% of revenue.

With these gross margin and expense targets, our operating margin is expected to be approximately 35% in the near term. We expect to provide additional detail once this transaction closes.

Thank you, operator, we'll now take questions.

QUESTION AND ANSWER

OPERATOR

Thank you. [OPERATOR INSTRUCTIONS]. Our first question comes from Harsh Kumar from Morgan Keegan.

HARSH KUMAR - MORGAN KEEGAN - ANALYST

First of all, congratulations on being a pure Fibre Channel company. Two questions. First of all, how long, Tony, the model that you're describing, how long will you take to get there? Should we assume that as soon as the deal closes, maybe in a quarter or so? Can you elaborate on that?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

We talked about the near term, Harsh, so it should be right after the deal closes.

HARSH KUMAR - MORGAN KEEGAN - ANALYST

Okay, and second question, can you just give us a sense of what the margins on the controller business were running at just so that we might be able to break out things a little better?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Lower than the corporate average, Harsh, but we really can't provide that detail at this point.

HARSH KUMAR - MORGAN KEEGAN - ANALYST

Fair enough, thank you.

OPERATOR

Our next question comes from Andy McCullough with CSFB.

ANDY MCCULLOUGH - CREDIT SUISSE FIRST BOSTON - ANALYST

Hi there. I guess, a couple of questions. First, how did you arrive at this sale price, (i.e. what types of comps were you using in getting the $225 million purchase price?) Secondly, Tony talked about 25% of revenue in fiscal '05 from the hard drive controller business, or the portion of the business that you're selling, and any profit or loss from expense ratios, but what would the operating margin have looked like in fiscal '05 excluding the businesses that are getting sold?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Well, I'll answer the operating margin question. We said in the near term Andy, 35%, and -- for operating margin, so it's in that range. Maybe slightly higher for fiscal '05. Okay?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Let me answer how we arrive at the price. What we have done is we are considering this issue for last few quarters, and we have a process, in the company where we have a very very disciplined strategic planning process, and we arrived at a conclusion that the way the market is going, particularly in the semiconductor, we cannot really provide the cost going forward and we don't have a read channel, certain IP to integrate so for us best to really, either we lose this business a year and a half, two years, three years down the road, or we can get some value out of it for the shareholder.

We hired a banker for these things, the Board of Directors started with that. Banker has gone with us and we have a long process to go through, providing the price, and the banker helped us tremendously for that process.

ANDY MCCULLOUGH - CREDIT SUISSE FIRST BOSTON - ANALYST

Was there anything that drove the timing of this deal, and were there any other potential buyers out there, aside from Marvell?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

We ran through a process where we hired the banker, and we had more than one buyer there who was interested in this business.

ANDY MCCULLOUGH - CREDIT SUISSE FIRST BOSTON - ANALYST

Thanks.

OPERATOR

Moving on, our next question comes from Aaron Rakers with A.G. Edwards.

AARON RAKERS - A.G. EDWARDS - ANALYST

Hi guys, thanks a lot. One quick question. Maybe you can help us understand what the headcount looks like for the HDC specific business and how we should think about that going forward, and then, H.K., if you can, elaborate a little bit more, maybe, on your acquisition strategy going forward, maybe if you could talk about some of the trends that you see developing, and maybe where you might see yourself potentially going over the next year or so?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Yes, the headcount number for the HDC business is 93, Aaron.

AARON RAKERS - A.G. EDWARDS - ANALYST

And acquisition?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

That's the headcount associated with the sale of the hard disk controller and tape drive controller business.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

So we are transferring approximately 93 people to -- for this acquisition.

AARON RAKERS - A.G. EDWARDS - ANALYST

And, H.K., I apologize, update on your M&A strategy going forward?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

What I said in my script, I mean, one of the keys really, if you look at our business model, we used to be a silicon company a few years ago, 10, 15 years ago, and the way the market is going and what we have done in the Company, we've really transferred this silicon company, into more of a SAN infrastructure market, so we're adding a lot of value besides the silicon, we are adding firmware, we have a lot of software value we add, a lot of DVT, we build a platform with the switch, we also have qualification services we provide for the tier one OEMs. We have a tremendous sales infrastructure, the channel OEMs, 7 x 24 support. If you look at the silicon business, it stopped at the very first level, and the silicon on the disk drive controller / tape drive controller we don't add any value at all besides the silicon.

So what you really need on this business, is it has to have tremendous volume and lower costs and we don't have that much volume that the capacity requires, so we cannot really get the cost. So we feel we need to go more after our strategic business which is SAN infrastructure products. What we're looking at for the growth, like I said in my script, a couple of areas there are some adjacent markets, for example, SCSI to iSCSI to Fibre Channel bridge. We're working with some customers that are very much interested in that, so we're now looking forward for that, and we'll go in production for that sometime in the Q4/Q1 early next year, so there's a market we're addressing.

We also look at the platform for this storage virtualization has become very important, it started, and now we work with some companies. We already have a switch, it's not difficult for us to do. When I say we are going to provide the platform, we are not going to go really into the software for this storage virtualization, so these are a couple of areas we are working on. So we call them a different market and either we're going to invest our self or if we need the technology for those adjacent markets for SAN infrastructure, we're going to go ahead and acquire.

And then also we can still look at the new markets because now we can focus more on -- we have more cash and more focus we can do, and which -- not discuss any details on those strategies going forward we've been doing, but you're going to keep hearing from us in the next few quarters.

AARON RAKERS - A.G. EDWARDS - ANALYST

And one last thing, Tony, if you can, talk about the parameters for your share repurchase program. I know in the past that you guys have kind of alluded to the fact that share price in the $40 range starts to lose some of its accretive impact. Maybe you can update us there on what your intents are with the new share repurchase program.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Sure. I think still that still applies. As approach 40 and get in the 40s stock price, the repurchase is no longer accretive, so we've tended to be in the market in past repurchases with -- repurchasing evenly over a period of time. We'll have to see how the stock price reacts, and we'll repurchase accordingly.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

The key to that, let me add in on the repurchase, one thing we have is we have a tremendous cash, we generate a lot of cash -- so we announced $350 million, one of the considerations we had is also because of this acquisition will provide us more cash. The key is also for us to invest into the newer markets and newer technology, and that's going to be our key strategy, so I think we have two ways we can return our assets to the shareholder, one is to buyback, and the second also to invest in the new technology, in adjacent markets and new markets going forward in SAN infrastructure.

AARON RAKERS - A.G. EDWARDS - ANALYST

Thanks a lot, guys.

OPERATOR

Our next question comes from Paul Mansky with Citigroup.

PAUL MANSKY - CITIGROUP SMITH BARNEY - ANALYST

I was just wondering, can you give us an idea as to how we should be thinking about depreciation expense, post close of this acquisition?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Won't change significantly, Paul.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

We will provide them when the closing happens.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Yes, there will be a schedule of assets transferred, but it won't change significantly.

PAUL MANSKY - CITIGROUP SMITH BARNEY - ANALYST

Thank you. That's it for me.

OPERATOR

Next question is from Dan Renouard, Robert Baird.

DAN RENOUARD - ROBERT W. BAIRD - ANALYST

Thanks. A couple of questions. I guess, first is, I take it you'll be providing historical numbers and hopefully quarterly historical numbers when the deal closes. Is that correct?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Correct, Dan.

DAN RENOUARD - ROBERT W. BAIRD - ANALYST

Are there any tax implications in, or any limitations to selling the Marvell stock on close?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

There are no tax implications that I'm aware of, but we don't want to discuss the limitations on selling Marvell stock --

DAN RENOUARD - ROBERT W. BAIRD - ANALYST

Last question is just on the operating model metrics, you've laid out here, since you're going out, when you say near term, I presume you mean for fiscal 2006. Is that accurate?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

That's right.

DAN RENOUARD - ROBERT W. BAIRD - ANALYST

Can you give us a sense to what kind of revenue growth rate you assume underneath that? Because you're giving us percentages versus absolute dollars, and then related to that what assumptions did you make, if any, in terms of your cost structure? Does this assume you make some cost structure rationalization or is it basically assuming status quo and this is a revenue growth side that you get there.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Let me answer the first and maybe Tony can help on the second. I think the key areas of growth for us is, 2006 is not going to be much impact. We already have two quarters will be done by the close happen so we're not going to see much changes.

We might be slightly better growth without this business, which is what we -- but I think the key for us divesting this business is we look at the future in 2007 and 2008. If we don't divest this business, I mean, either we can provide a tremendous cost benefit to our disk controller business, that means our revenues start declining. And if you're not successful, meaning sort of future design, I think that can impact tremendously, too. So there's going to be a tremendous improvement in our growth rate in '07 and '08 and 2006 is not going to change too much. Slightly better than before, but the key is for '07 and '08.

DAN RENOUARD - ROBERT W. BAIRD - ANALYST

But I guess it's fair to take 75% of the numbers that are out there and use those for modeling purposes?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Revenue? It's approximately 25%, so for modeling purposes 75 is fine.

DAN RENOUARD - ROBERT W. BAIRD - ANALYST

Thank you.

OPERATOR

The next question comes from Kaushik Roy from Susquehanna.

KAUSHIK ROY  - SUSQUEHANNA FINANCIAL CORP. - ANALYST

Most of my questions have been answered. Can you give us any color on the linearity of your overall business this quarter? Can you comment on the strength in the HBA and switches?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Sure. The business has tracked to our forecast and expectations, Kaushik. And as far as linearity, I would say similar to the last few quarters, again, tracking to our forecast.

KAUSHIK ROY - SUSQUEHANNA FINANCIAL CORP. - ANALYST

Okay. And then, following up on Aaron's question about share count, where do you expect the share count to be in the next few quarters?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

That would depend on the stock repurchase, and I don't really want to forecast our repurchase plan at this point. It really does depend on the stock price and our acquisition strategy, so I would say we're at 92 million, you could probably trim that down over the next quarters.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

I think we can only stay with our plan, but the only thing we can tell you that the way our cash position is, we're going to be aggressive in the market for the share buy back. I mean, exact number we don't know yet. We can't really project that, but we're going to be aggressive whatever the stock price is. We're not really going to depend on the stock price, because we have enough cash now.

KAUSHIK ROY - SUSQUEHANNA FINANCIAL CORP. - ANALYST

Okay, great. Thanks.

OPERATOR

Moving on to Henry Naah with Lehman Brothers.

HENRY NAAH - LEHMAN BROTHERS - ANALYST

Hi guys. A couple of questions. With the hard drive controller business, will Marvell be just inheriting assets or will they be inheriting some customer relationships, and also wondering if you could comment on the switch business, which is obviously pretty strong, wondering if you could give us some commentary on how you think that's progressing this quarter and any thoughts on partnership there. Thanks.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

When we selling the business we're selling the whole business to Marvell. HDD and tape drive controllers, so it's all assets plus all engineering, customer relationships, all current products, what we're shipping, our development product which is in right now, so we're selling the business, we're just not selling the assets. Everything is going to, including customers, everything is going to Marvell.

On the switch business, we're tracking what our expectations are on the switch business for this quarter so we give guidance from the beginning of the quarter, but switch and HBAs will be stronger, versus HDD will decline 48% anyway, so we're tracking to that number.

HENRY NAAH - LEHMAN BROTHERS - ANALYST

Great. Thanks.

OPERATOR

We'll take a question from Clay Sumner with FBR.

CLAY SUMNER - FRIEDMAN, BILLINGS, RAMSEY - ANALYST

Just to hit again on the personnel that are going over, you said 93 people. Can you give the split in engineers and sales and marketing people?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

We said approximately 93 people, I mean, it can change when the close happens, but two or three -- but right now it's about 93 people. And we're not going to give the split on this, I don't think it's our business to give the split.

CLAY SUMNER - FRIEDMAN, BILLINGS, RAMSEY - ANALYST

I would assume mostly engineers.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Mostly engineers.

CLAY SUMNER - FRIEDMAN, BILLINGS, RAMSEY - ANALYST

Do any of those engineers also work on your HBA or switch silicon?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Absolutely not. Because it it's completely -- I think the best part of this business, it's so easy to divest is because it's completely independent, there's no overlap between our disk controller and tape drive controller engineers, versus CSG, HBA, or SPG our switch business. They are even in a separate building which we leased about a year, year and a half ago, so everybody's going so we don't even have to worry about moving those people anywhere so Marvell is going to take over everything there, it's probably the easiest transaction I've ever done in my life.

CLAY SUMNER - FRIEDMAN, BILLINGS, RAMSEY - ANALYST

Okay, well, congratulations.

OPERATOR

Moving on to Glenn Hanus with Needham & Company.

GLENN HANUS - NEEDHAM & COMPANY - ANALYST

Tax rate going forward, should we still assume 40% or does this impact that at all?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

No, Glenn, it does not impact that, so you should assume 40% for fiscal '06.

GLENN HANUS - NEEDHAM & COMPANY - ANALYST

I guess you're feeling a little more comfortable about the volatility in the business. Do you want to talk about that at all?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

You mean, comparable after the sale?

GLENN HANUS - NEEDHAM & COMPANY - ANALYST

Well, just that -- I mean, I guess the HDC business was probably a little more difficult to predict, so maybe the question is, are you feeling a little more -- is part of the incentive here that you'll have a little bit better visibility going forward? You want to comment on that?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Yeah, I mean, if you look at that key of the strategy, and what is our strategy going forward we are where we want to go. I think where we get out of the system is not based on any other factor except to strategically which direction we want to go. For us, it's really to invest where our values are, where our core competencies -- where we're going now. The way we have built the sales infrastructure, the way we have built the qualification services, DVT, the customer relationships, I think we are on better of focusing for cutting in on the SAN infrastructure. That's the key.

Now the benefits of divesting this business, like the one you're talking about, disk drive business is always fluctuating, you don't know what's going to happen quarter to quarter. So I think from that perspective, yes, it's going to help us a lot where we can predict our growth and the quarter much better than what we used to do before.

GLENN HANUS - NEEDHAM & COMPANY - ANALYST

Does this hurt at all from an overall manufacturing silicon cost standpoint? Because one of the arguments used to be you have more volume because you were in this HDC business, so, or is it just they were so separate it doesn't matter?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

It's really, we have some investment last three years, said we can go in with follow up procurement and that can give benefit us for the cost structure or for the company. But there's two areas we see a problem. The one is, the way the sort of semiconductor growth happened last few years in the cell phone and the cable modem and all of this, if you look at it, so much growth in semiconductor, a company like Marvell and Broadcom and Qualcomm, the number of wafers that they buy, versus what we buy, even if you include the HDC business, is peanuts. So we don't get much benefit. If you look at the costs, their wafer process is sometimes one third of what we do anyway, so there is not big benefit.

The second is, the key for us is on the switch side, or the HBA side, we add a tremendous value besides the silicon on this product, like I mentioned before, and the time to market is extremely important, so we cannot take any chance, we have to go to the ASIC houses, where there are a lot of IPs which we can use, like PCI express and PCI-X 2.0, 4 & 8 gig fibre channel, so for us we can not take any chance and go and develop all of this ourself, I think it's too late.

The second is thing you find out even if you go and try to second source later on, go to fab, if it's too late, those OEMs say, sorry. You don't qualify, it's already done anyway. So I think for us that strategy, it just doesn't work, so there's no impact, actually, we don't have any impact right now, positive or negative, and that's going forward, no impact by selling this business.

GLENN HANUS - NEEDHAM & COMPANY - ANALYST

Maybe lastly is there any -- I think one of the, maybe it's fair or not, some of the investor concerns about, four gig qualification in HBAs and it seems to be doing pretty good on that side. Any update you want to give us on that side and your anticipated sort of timing and roll out?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Only thing I can do is we are doing extremely well, on the four gig qualification, too. Extremely, extremely well. So we aren't behind on anything, we are going into production at the same time as a lot of our competitors, so we aren't behind. We have a lot of design wins on the four gig. We are not losing any market share on the four gig.

GLENN HANUS - NEEDHAM & COMPANY - ANALYST

Thank you.

OPERATOR

[OPERATOR INSTRUCTIONS] We'll take a question from Brent Bracelin with Pacific Crest Securities.

BRENT BRACELIN - PACIFIC CREST SECURITIES - ANALYST

Thanks for taking my question. H.K., you talked about this change in the strategy away from -- moving away from silicon to systems, you talked about the near-term implications from an operating margin standpoint, guiding to 35%. What are the longer term implications to margins as you become more of systems company? Do you think a systems company can support, a 40% type of operating margin business longer term, or are we kind of entering a new phase here for QLogic?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

If you remember the guidance we have given you guys over the last few quarters, we already said that next 12 to 18 months our gross margin is going to be somewhere between -- it will be close to 65 plus. It depends on the product mix. It can decline a point quarter to quarter depending on the product mix. You have seen that sometimes it goes up, and things line up, sometimes it goes down, and we also say that the long long term growth for us, is as every market matures, the margin can be around with 60 plus, long long term. I don't think there's any changes in this area.

There's always going to be a little more expense without the silicon business on sales and marketing, about a point or so on the guidance. R&D it can be up, actually, R&D is not hitting reality if you want to continue into the semiconductor business. Our R&D will go up even because you require tremendous R&D. If you look at a lot of the semiconductor companies, they are 20+% revenues R&D anyway, so as you know, our R&D is going to slow down because the silicon business, which is a myth, because we haven't invested into that.

If we start investing if you want continued business, R&D will go up, so there's no impact really in the R&D. So there's sales and marketing one which can go up a point or so, but I don't think it will be much change, and by the time we start growing, I think G&A will come back to 3% when you start growing. So I think there's a point difference really on the expenses if you look at sales and marketing.

BRENT BRACELIN - PACIFIC CREST SECURITIES - ANALYST

Just to clarify, sounds like you think longer term there could only be maybe a one-point difference between kind the historical operating margins over the last couple of years, and where you could go longer term?

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

No, I said expenses, the operating margin is going to come on the gross margin too, because gross margin can decline.

BRENT BRACELIN - PACIFIC CREST SECURITIES - ANALYST

Fair enough. And then, I guess, a follow-up, does the divestiture include or exclude the management controller business?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Excludes.

BRENT BRACELIN - PACIFIC CREST SECURITIES - ANALYST

Excludes. Great. And then just one last follow-up on kind of, on the acquisition plan here. Obviously you guys are going to have over a billion dollars in cash post divestiture, almost a third of the market cap, how aggressive do you plan on being on the acquisition front? I know you've talked about it over the last couple of quarters, you've talked about staying tuned here over the next couple of quarters, I mean, how aggressive are you going to be, obviously you have a ton of cash here, just trying to get a read here on how aggressive you plan to be on the acquisition side.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

When we arrive at this decision, it's not just based on what we hear from you guys or for the disk controller business. I think we arrive at the very disciplined planning process we have in the company, and I think -- a lot of things which I don't discuss here, we want to invest into the adjacent markets, we want to invest in the new markets, and we'll stay tuned and we'll let you know if it happens. So we'll be aggressive on those things.

BRENT BRACELIN - PACIFIC CREST SECURITIES - ANALYST

Fair enough. Thank you.

OPERATOR

This question is from Doug Whitman with Whitman Capital.

DOUG WHITMAN - WHITMAN CAPITAL - ANALYST

My questions have been asked. Thank you.

OPERATOR

We'll take a question from Steve Berg with Punk Ziegel.

STEVE BERG - PUNK ZIEGEL & COMPANY - ANALYST

Hi guys. I just have two clarifications. This one is for Tony. So will you report numbers with and without the disposed business for fiscal Q2 even if a deal is not closed yet?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Most likely, Steve, we'll report results without the business that we're divesting, and that will be reflected as discontinued ops below the line, so to speak. Even if the deal is not closed. Most likely, unless something were to happen between now and then, which is very unlikely, that would make us concerned about the deal but current course and speed, it would be reported as disc ops.

STEVE BERG - PUNK ZIEGEL & COMPANY - ANALYST

Good. Second thing is, we're talking about 25% of revenue. Just clarify, that 25% of revenue actually in fiscal Q1 totaled about 21% of revenue, am I correct, or was it less?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Say that again Steve.

STEVE BERG - PUNK ZIEGEL & COMPANY - ANALYST

You just mentioned that it's approximately -- the disposed business is approximately 25% of revenue.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Correct.

STEVE BERG - PUNK ZIEGEL & COMPANY - ANALYST

I just wanted to clarify that, in fiscal Q1, that business, the businesses that have been disposed of accounted for approximately 21% of total revenue, or is it in fact, even a little less than that?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

In recent quarters, it's been approximately 25%.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

I think there might be some misunderstanding you guys have. When an analyst has model they use for disk controller business and they don't include the tape drive controller business so there is around 21, if you look at 25%, around 22, 23% of the disk controller, because that's only been the talk about, also about 2 to 3% of the tape drive control business which you also include in this deal.

STEVE BERG - PUNK ZIEGEL & COMPANY - ANALYST

Right. Great. Thanks for that clarification. Appreciate it.

OPERATOR

Do you have further questions, Mr. Berg?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Okay. Operator, if there are no further questions.

OPERATOR

We do have a question from Minh Do with Altier Capital Management.

MINH DO - ALTIER CAPITAL MANAGEMENT - ANALYST

Hi, Tony. I missed your range for the sales and marketing line.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Sure. It's been running 9 to 12 we've guided, and that will go to 11% to 14% of revenue, Ben.

MINH DO - ALTIER CAPITAL MANAGEMENT - ANALYST

11 to 14.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Correct.

MINH DO - ALTIER CAPITAL MANAGEMENT - ANALYST

Okay. And I guess so if you're taking sort of it 25% from the divested business and then also the operating margin will be slightly higher than 35%?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Well, we said that it will be approximately 35% in the near term, is what we said.

MINH DO - ALTIER CAPITAL MANAGEMENT - ANALYST

Okay.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

After divest.

MINH DO - ALTIER CAPITAL MANAGEMENT - ANALYST

So -- and how much would the -- I guess interest will add on a $0.01 or so, but you have to take off 25% of the earnings to get to sort of a pro forma ongoing?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

That's correct. Would it contribute to approximately 25% to the quarterly cash picture, you could take that out.

MINH DO - ALTIER CAPITAL MANAGEMENT - ANALYST

So the pro forma is sort of like $0.32 or something --

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Not prepared to give out that number. You can do the math.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

And we will do that when the deal is closed.

MINH DO - ALTIER CAPITAL MANAGEMENT - ANALYST

Great. Thank you.

OPERATOR

We'll go back to Clay Sumner with FBR.

CLAY SUMNER - FRIEDMAN, BILLINGS, RAMSEY - ANALYST

Thanks, Tony. Just follow-up on the margin guidance. So the 35% op margin assumes a 65% gross margin?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

We said the gross margins would increase slightly in the near term, Clay. So for the September quarter we guided 68 to 69% so we expect that once we divest that would increase just slightly, along with increases in our expense to revenue percentages would yield approximately a 35% operating margin.

CLAY SUMNER - FRIEDMAN, BILLINGS, RAMSEY - ANALYST

Okay. So just to be clear, the disk drives, or the disk and tape drive businesses were operating at somewhere close to 50% operating margins?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

No, no. They were higher than the corporate average but not that high.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Not that high.

CLAY SUMNER - FRIEDMAN, BILLINGS, RAMSEY - ANALYST

All right. Thank you.

OPERATOR

We'll go back to Aaron Rakers with A. G. Edwards.

AARON RAKERS - A.G. EDWARDS - ANALYST

Actually I think you may have answered but just a follow-up how do we think about your other income interest line going forward now that you guys obviously have a more meaningful cash position? I don't know if you answered that.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

It's been running a little over 6 million a quarter, Aaron. It depends on buyback and acquisition. For modeling purposes you can assume maybe a little bit higher trended slightly up over the next couple of quarters again, it depends on buyback and acquisition.

AARON RAKERS - A.G. EDWARDS - ANALYST

And again, the tax rate, I know you guys said continue to assume 40% over the next few quarters, should I still think about longer term if there is some leverage or some opportunity to take that tax rate down?

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

That's correct. Looking into fiscal '07 we expect that the tax rate will come down from the 40% in fiscal '06.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

I think what we're trying to do is we're trying to give a color of what is the model looks like so you guys just don't take to modeling and tear apart the whole thing, and sometimes you guys do that. So we try to give color. Doesn't mean, it might change, but it can be 35% or can be 36 or 37, we don't know that yet but the key is to give you some color what can happen. Then the going forward we don't know, because in '07 our tax rate will change anyway, so things can change anyway, but we want to give you some color so you understand what's going on.

AARON RAKERS - A.G. EDWARDS - ANALYST

Thanks a lot, guys.

OPERATOR

At this time, there are no further questions. I'll turn the conference back over to you.

TONY MASSETTI - QLOGIC CORPORATION - SVP AND CFO

Thank you operator, and thank you for joining us on this conference call. We look forward to discussing our second quarter fiscal 2006 results with you at our next quarterly conference call in mid-October. On September 8th, we will be presenting at the Smith Barney's 12th Annual Global Technology Conference in New York. Please refer to our investor relations website at www.QLogic.com for any updates to the conference schedule. For any of that you will be attending the conference, we look forward to seeing you there.

H.K. DESAI - QLOGIC CORPORATION - CEO AND PRESIDENT

Thank you.

OPERATOR

This does conclude today's conference call. Thank you for your participation.